DELTA AND PINE LAND COMPANY
                                 ONE COTTON ROW
                          SCOTT, MISSISSIPPI 38772 USA
                                 (662) 742-4000




                                December 3, 2003





To Our Stockholders:

You are cordially invited to attend the Annual Meeting of the Stockholders of Delta and Pine Land Company, which will be held on Thursday, January 15, 2004, at 10:00 AM, Central Time, at The Madison Hotel, 79 Madison Avenue, Memphis, Tennessee. All stockholders of record as of November 21, 2003, are entitled to vote at the annual meeting.

We appreciate your confidence in the Company and hope you will attend this Annual Meeting in person.

Whether or not you expect to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card or vote electronically via the Internet or by telephone to ensure that your shares will be represented at the meeting. If you attend the meeting, you may vote in person even if you have sent in your proxy card or voted via the Internet or by telephone.


                                              Sincerely,



                                              Jon E. M. Jacoby
                                              Chairman of the Board

                           DELTA AND PINE LAND COMPANY
                                 ONE COTTON ROW
                          SCOTT, MISSISSIPPI 38772 USA
                                 (662) 742-4000



                            NOTICE OF ANNUAL MEETING
                 OF STOCKHOLDERS TO BE HELD ON JANUARY 15, 2004



To the Stockholders of
Delta and Pine Land Company:

The Annual Meeting of the Stockholders of Delta and Pine Land Company will be held at The Madison Hotel, 79 Madison Avenue, Memphis, Tennessee, on Thursday, January 15, 2004, at 10:00 AM, Central Time, for the following purposes:

               1. to elect two Class II  members  to the Board of  Directors  to
               three-year   terms   expiring  at  the  2007  Annual  Meeting  of
               Stockholders;

               2. to ratify the appointment of the independent auditors for the fiscal year ending August 31, 2004;

               3. to transact such other business as may properly come before the meeting or any adjournments thereof.


The accompanying Proxy Statement contains further information with respect to these matters.

The stockholders of record at the close of business on November 21, 2003, are entitled to notice of and to vote at the Annual Meeting. The list of stockholders will be available for examination for the 10 days prior to the meeting at Delta and Pine Land Company's Corporate office, One Cotton Row, Scott, Mississippi 38772.

Your vote is important. Whether or not you plan to attend the meeting, please complete, sign, date and promptly return the enclosed proxy using the enclosed addressed envelope, which requires no postage if mailed within the United States, or vote electronically via the Internet or by telephone.

                                          BY ORDER OF THE BOARD OF DIRECTORS



                                          Jerome C. Hafter
                                          Secretary





December 3, 2003

                           DELTA AND PINE LAND COMPANY
                                 ONE COTTON ROW
                            SCOTT, MISSISSIPPI 38772
                                 (662) 742-4000



                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                January 15, 2004


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Delta and Pine Land Company ("D&PL" or the "Company") from stockholders holding shares of D&PL Common Stock ("Shares") for use at its Annual Meeting of Stockholders to be held on January 15, 2004, and at any adjournment or adjournments thereof. To assure adequate representation at the Annual Meeting, stockholders are requested to promptly sign, date and return the enclosed proxy or vote electronically via the Internet or by telephone.

Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either: (i) an instrument revoking it or (ii) a duly-executed proxy bearing a later date. In addition, a stockholder who is present at the meeting may revoke the stockholder's proxy and vote in person if the stockholder so desires. Proxies furnished by stockholders pursuant hereto will be voted on proposals properly introduced at the meeting and in elections; and, if the person solicited specifies in the proxy a choice with respect to matters to be acted upon, the Shares will be voted in accordance with such specification. If no choice is specified, the proxy will be voted FOR approval of the nominees for directors, FOR the ratification of the appointment of the independent auditors as described herein and in the discretion of the proxy holders with regard to such other business as may come before the meeting.

Stockholders of record at the close of business on November 21, 2003, are entitled to vote at the meeting. The Proxy Statement and the accompanying form of proxy were mailed on or about December 3, 2003, to all stockholders of record as of the close of business on that date. The transfer agent, Computershare Investor Services, LLC, will tabulate the votes received prior to the meeting. The Secretary of the Company and Ricky D. Greene, Vice President - Finance, Treasurer and Assistant Secretary of the Company, will be appointed as inspectors of the Annual Meeting to count all votes and ballots and perform the other duties required of inspectors.

The presence at the Annual Meeting, in person or by proxy, of a majority of the Shares outstanding on November 21, 2003, will constitute a quorum. At that date, approximately 38,087,794 Shares were outstanding. The affirmative vote of the holders of a plurality of the Shares that are represented in person or by proxy at the meeting and entitled to vote is required to approve the election of directors. All matters other than the election of directors submitted to the stockholders shall be decided by a majority of the votes cast with respect to such matters. Each Share is entitled to one vote. The Company's stock is traded on the New York Stock Exchange under the symbol DLP.

All references herein to a particular year refer to the Company's fiscal year, which ends or ended on August 31 of the year indicated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the best knowledge of the Company based on information filed with the Securities and Exchange Commission and the Company's stock records, the following table sets forth as of October 31, 2003, Shares beneficially owned by each director, each nominee for director, certain executive officers, any person owning more than 5% of the Shares individually, others with significant ownership and by all executive officers and directors as a group.


Name of Beneficial Owner                            Shares Beneficially Owned

                                                   Amount of
                                                   Beneficial       Percentage
                                                   Ownership         of Class

Sterling Capital Management, LLC (1)               2,111,599           5.5
Stephens Group, Inc. (2)                           1,553,704           4.1
Monsanto Company (3)                                 502,620           1.3
Jon E. M. Jacoby (4)                                 133,731             *
F. Murray Robinson (5) (11)                          113,246             *
W. Thomas Jagodinski (6) (12)                         70,211             *
Rudi E. Scheidt (7)                                   59,112             *
Stanley P. Roth (8)                                   27,500             *
Nam-Hai Chua (9)                                      10,666             *
Joseph M. Murphy (10)                                    698             *
Charles R. Dismuke, Jr. (6) (13)                      82,000             *
Ricky D. Greene (6)                                      500             *
James H. Willeke (6)                                     -0-             *
Thomas A. Kerby (6)                                      -0-             *
All Directors and Executive Officers as a Group      731,653           1.9
       [19 persons]  (14) (15)

*    Less than one percent



(1) The mailing address for Sterling Capital Management is 4064 Colony Road, Suite 300, Charlotte, North Carolina 28211.
(2) Mr. Jacoby, a director of Stephens Group, Inc. ("SGI") and an employee of its subsidiary, Stephens, Inc., owns 133,731 Shares which are not included. See Note 4 below. The mailing address for Stephens Group, Inc. and affiliates is 111 Center Street, Little Rock, Arkansas 72201.
(3) Excludes shares obtainable by conversion of Series M Convertible Preferred Stock. If Monsanto converts pursuant to the terms of the preferred stock, Monsanto would receive 1,066,667 Shares of Common Stock which would make its amount of beneficial ownership 1,569,287 Shares, or 4.1%. The mailing address for Monsanto Company is 800 North Lindbergh Blvd., St. Louis, Missouri 63167.
(4) Includes the following Shares: 113,637 Shares owned by Jacoby Enterprises, Inc., as to which Mr. Jacoby has sole power to vote and sole power of disposition and 20,094 Shares owned beneficially by Mr. Jacoby. Does not include Shares owned by SGI, or other of its affiliates, except Jacoby Enterprises, Inc. See Note 2 above. The mailing address for Jacoby Enterprises, Inc., and Mr. Jacoby is 111 Center Street, Little Rock, Arkansas 72201.
(5) The mailing address for Mr. Robinson is 1520 Woodruff Lane, Bloomington, Indiana 47401. (6) The mailing address for Messrs. Jagodinski, Dismuke, Greene, Willeke, and Kerby is One Cotton Row, Scott, Mississippi 38772.
(7) The mailing address for Mr. Scheidt is 54 South White Station Road, Memphis, Tennessee 38117.
(8) These Shares are owned by North American Capital Corporation, as to which Mr. Roth has sole power to vote and sole power of disposition. The mailing address for Mr. Roth is 510 Broad Hollow Road, Suite 206, Melville, New York 11747.
(9) The shares indicated are owned by Dr. Chua's wife. Dr. Chua disclaims beneficial ownership of these Shares. The mailing address for Dr. Chua is c/o Laboratory of Plant Molecular Biology, Rockefeller University, 1230 York Avenue, New York, New York 10021-6399.
(10) The Shares indicated are owned by Mr. Murphy's wife. Mr. Murphy disclaims beneficial ownership of these Shares. The mailing address for Mr. Murphy is 200 East 42nd Street, 9th Floor, New York, New York 10017.
(11) Includes 38,000 shares owned by a Charitable Remainder Unit Trust ("CRUT"). Mr. Robinson disclaims beneficial ownership of shares owned by the CRUT.
(12) Includes 3,555 Shares owned by Mr. Jagodinski's wife. Mr. Jagodinski disclaims beneficial ownership of Shares owned by his wife.
(13) Includes 17,666 shares owned by Mr. Dismuke's wife. Mr. Dismuke disclaims beneficial ownership of Shares owned by his wife.
(14)     Includes the following Shares: 698 Shares owned by the wife of Joseph
         M. Murphy; 3,555 Shares owned by the wife of Mr. Jagodinski; 10,666 Shares owned by the wife of Dr. Chua; 38,000 Shares owned by the Robinson CRUT; and 17,666 Shares owned by the wife of Mr. Dismuke
(15) As a group, the 731,653 Shares shown exclude vested and unvested options for 393,200 Shares pursuant to the 1993 Delta and Pine Land Company Stock Option Plan and options for 1,924,655 Shares pursuant to the 1995 Long-Term Incentive Plan for a total of 2,317,855. These above option amounts include vested options of 1,236,087 for each individual listed in the table as follows: Jon E. M. Jacoby, 118,218; F. Murray Robinson, 116,442; W. Thomas Jagodinski, 231,289; Rudi E. Scheidt, 118,218; Stanley P. Roth, 118,218; Nam-Hai Chua, 64,885; Joseph M. Murphy, 63,107; Charles R. Dismuke, 156,000; Ricky D. Greene, 45,000; James H. Willeke, 67,000; Thomas A. Kerby, 137,710.

                             OFFICERS OF THE COMPANY

                                                                      Offices Held with Company;
          Name (Age)                Position (1)               Principal Occupation for Past Five Years
         -----------               -------------               ----------------------------------------

Jon E. M. Jacoby (65)          Chairman of the Board   Mr. Jacoby has been employed by Stephens, Inc. and Stephens
                                                       Group, Inc., companies that engage in investment banking
                                                       activities, since 1963. On October 1, 2003,  Mr. Jacoby
                                                       retired as Vice Chairman of each of these companies. He
                                                       remains a director of Stephens Group, Inc. and a consultant and employee of these companies.  Stephens Inc. and Stephens
                                                       Group, Inc. are stockholders of D&PL. Mr. Jacoby is a
                                                       director of Conn's Inc., Sangamo Bio-Sciences, Eden
                                                       Bioscience Corp. and Power-One, Inc. He was a director of
                                                       Beverly Enterprises, Inc. until May 24, 2001.  Mr. Jacoby is not an employee of D&PL and receives no additional
                                                       compensation for his role as Chairman of the Board.

Stanley P. Roth (66)           Vice Chairman           Mr. Roth is the Chairman of NACC, a private merchant banking firm. In addition, Mr. Roth serves as the Chairman of
                                                       Royal-Pioneer Industries, Inc., and a director of Hollis
                                                       Corporation and GPC International Inc. Mr. Roth previously served as Chairman of GPC International until 2001.  In
                                                       September 2002, Mr. Roth became a Director of Polaroid
                                                       Holding Company. Mr. Roth is not an employee of D&PL and
                                                       receives no additional compensation for his role as Vice
                                                       Chairman.

F. Murray Robinson (68)        Vice Chairman           Mr. Robinson served as Chief Executive Officer and Vice
                                                       Chairman from October 2000 until August 2002. Prior to his first retirement from D&PL in April 1999, Mr. Robinson had been employed by D&PL serving as Executive Vice President
                                                       from December 1998 until April 1999 and President and COO
                                                       from February 1989 until December 1998 and Executive Vice
                                                       President from April 1988 until February 1989. Mr. Robinson is no longer an employee of D&PL and receives no additional compensation for his role as Vice Chairman.

W. Thomas Jagodinski (47)      President, Chief        Mr. Jagodinski has served as President and Chief Executive
                               Executive Officer       Officer and Director since September 2002 and as Executive
                               and Director            Vice President from June 2002 through August 2002. From
                                                       September 2000 until June 2002, he served as Senior
                                                       Vice President, Chief Financial Officer,
                                                       Treasurer and Assistant Secretary and from March
                                                       2000 until September 2000 he served as Senior Vice
                                                       President-Finance, Treasurer and Assistant
                                                       Secretary. Until March 2000, he served as Vice
                                                       President - Finance and Treasurer and Assistant
                                                       Secretary. From 1991, when he joined D&PL, until
                                                       March 2000, Mr. Jagodinski held various positions
                                                       with the Company.

Charles R. Dismuke, Jr. (48)   Senior Vice President   Mr. Dismuke has served as Senior Vice President since August
                                                       1999.  From January 1997 until August 1999, he served as
                                                       Senior Vice President and as President of Deltapine Seed
                                                       Division.  From October 1989 until January 1997, he served as Vice President-Operations.  Mr. Dismuke was a General
                                                       Manager of one of the Company's subsidiaries, Greenfield
                                                       Seed Company, from 1982 until 1989.  From 1977, when he
                                                       joined D&PL, until 1982, Mr. Dismuke held various positions with the Company.

Harry B. Collins (62)          Vice President          Dr. Collins has served as Vice President - Technology Transfer
                               -Technology             since April 1998.  From 1985 until April
                               Transfer                1998, Dr. Collins served as the Company's Vice
                                                       President-Research.  Prior to that, Dr. Collins was the
                                                       senior soybean breeder for the Company.  Dr. Collins has
                                                       been employed by D&PL since 1974.

Earl E. Dykes (49)             Vice President -        Mr. Dykes has served as Vice President - Field Production
                               Field Production        since September 2003.  From February 1997 to August 2003,
                                                       Mr. Dykes served as the Company's Vice President -
                                                       Operations. Prior to that time, Mr. Dykes served as
                                                       the General Manager - Arizona Processing, Inc.
                                                       (which was acquired by the Company in May 1996). Mr.
                                                       Dykes was a shareholder of Arizona Processing, Inc.
                                                       at the time of the acquisition.

Ken Fearday (50)               President -             Mr. Fearday has served as President - International Division
                               International           since April 2003.  Prior to joining Delta and Pine Land
                               Division                Company he served as President of Research Seeds, Inc. from
                                                       May 2000 until February 2003. From January 2000
                                                       through May 2000 he served as President of Seed
                                                       Solutions, a division of Research Seeds, Inc. From
                                                       1992 until December 1999 he served as president of
                                                       Advanta Seeds, Inc., a wholly owned subsidiary of
                                                       Advanta USA, Inc.

Ricky D. Greene (33)           Vice President -        Mr. Greene has served as Vice President - Finance, Treasurer
                               Finance, Treasurer      and Assistant Secretary since June 2002.  Previously he
                               and Assistant           served as Vice President - Business
                               Secretary               Development from September 2000 until June 2002. From
                                                       May 1997, when he joined D&PL, until September
                                                       2000, Mr. Greene served as Director of International
                                                       Taxation and Finance.

Kater D. Hake (51)             Vice President -        Dr. Hake has served as Vice President - Technology
                               Technology              Development since May 2001. From September 1996 until May
                               Development             2001, he served as International Division Vice President -
                                                       Technical Services. Prior to joining the Company in 1996,
                                                       Dr. Hake was Associate Professor with Texas A&M University and Manager of Cotton Physiology for the National Cotton
                                                       Council of America.

William V. Hugie (44)          Vice President -        Dr. Hugie has served as Vice President - Research since
                               Research                September 1998.  From September 1996 until September 1998, he served as Vice President - New Technologies. From 1988, when he joined D&PL, until 1996, Dr Hugie held
                                                       various positions with the Company.

Thomas A. Kerby (59)           Vice President -        Dr. Kerby has served as Vice President - Technical Services
                               Technical Services      since September 1994 and Director - Technical Services from
                                                       November 1993, when he joined D&PL. Prior to
                                                       joining the Company, Dr. Kerby served the cotton
                                                       industry of California and the University of
                                                       California as an Extension Cotton Agronomist.

Donald L. Kimmel (65)          Vice President -        Mr. Kimmel has served as Vice President - Industry Relations
                               Industry Relations      of D&PL since September 2001.  From 1986, when he joined
                                                       D&PL, until 2001, he served as Vice President -
                                                       Sales and Marketing of D&PL.

Charles V. Michell (40)        Vice President -        Mr. Michell has served as Vice President - Supply Chain
                               Supply Chain            Management since September 2003.  From August 2001 until
                               Management              August 2003, Mr. Michell served as Vice President - Supply
                                                       Chain Management, Corporate Quality Assurance and Information
                                                       Systems. From April 2000 until August 2001, he
                                                       served as Vice President - Supply Chain Management
                                                       and Information Systems.  From October 1998 until
                                                       April 2000, he served as Vice President -
                                                       Information Systems. From 1987, when he joined D&PL,
                                                       until 1998, Mr. Michell held various positions
                                                       with the Company.

Ann J. Shackelford (45)        Vice President -        Ms. Shackelford has served as Vice President - Corporate
                               Corporate Services      Services since September 1997.  Ms. Shackelford has been
                                                       employed by D&PL since October 1994 and has held various
                                                       positions in the Company.

James H. Willeke (59)          Vice President -        Mr. Willeke has served as Vice President - Sales and
                               Sales and Marketing     Marketing since August 1999.  From January 1997 until August
                                                       1999, he served as Senior Vice President and as
                                                       President-Paymaster Division. Prior to joining
                                                       the Company, he served as President - Hartz Seed, a
                                                       subsidiary of Monsanto Company.

Jerome C. Hafter (58)          Secretary               Mr. Hafter has served as Secretary of D&PL since July 1993.
                                                       From 1976 until September 30, 2001, Mr. Hafter was a partner in Lake Tindall, LLP, D&PL general counsel, where he had
                                                       performed legal services for D&PL since 1983, and from
                                                       October 1, 2001, he has been a partner of Phelps Dunbar,
                                                       LLP, now D&PL general counsel.

(1) All biography information is provided as of December 3, 2003

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

The number of directors is established by the Board of Directors and is currently set at seven. The Company's Restated Certificate of Incorporation and By-Laws provide that the Board of Directors shall be divided into three classes (Class I, Class II, and Class III), with each class containing one-third, or as close to one-third as possible, of the total number of directors. Directors are elected at each annual meeting to succeed those directors whose terms then expire. Directors serve for terms of three years and until their successors have been duly elected. The directors chosen to succeed those whose terms are expiring are of the same class as the director they succeed. Class II Directors were elected at the June 20, 2001 Annual Meeting to serve a term expiring at the 2004 Annual Meeting. Class III Directors were elected at the April 25, 2002 Annual Meeting to serve a term expiring at the 2005 Annual Meeting. Class I Directors were elected at the January 22, 2003 Annual Meeting to serve a term expiring at the 2006 Annual Meeting.


The Board of Directors proposes the re-election of the two Class II Directors listed below:


                    Name                                          Offices Held with the Company;
       (Year First Elected a Director)                       Principal Occupation for Past Five Years

       CLASS II


Joseph M. Murphy (1992)
                                               Since February 1993, Mr. Murphy has been the Chairman of Country
                                               Bank, New York, New York.  Mr. Murphy has been a certified public accountant since 1961, certified in both New York and New Jersey.
                                               Prior to his affiliation with Country Bank, Mr. Murphy practiced public accountancy for public and private companies for nine years, and then participated as an investment banker, investor, officer and director in the purchase, management and sale of numerous domestic and international public and private businesses for over
                                               17 years.  Mr. Murphy also has extensive service as a trustee of several substantial non-profit foundations and institutions.  Mr.
                                               Murphy is 68 years of age.

Rudi E. Scheidt (1993)                         Since 1990, Mr. Scheidt has been a private investor.  From 1973 to
                                               1989, he served as President of Hohenberg Bros. Co., a worldwide cotton merchant, headquartered in Memphis, Tennessee, and as its
                                               Chairman during 1990.  Mr. Scheidt was Director Emeritus of
                                               National Commerce Financial Corporation, a bank holding company, headquartered in Memphis, Tennessee until December 2002.  Mr.
                                               Scheidt is 78 years of age.




Continuing Directors

      CLASS III

Jon E. M. Jacoby (1992)                        See the description of Mr. Jacoby's offices with the Company and principal occupation under "Officers of the Company".

F. Murray Robinson (2000)                      See the description of Mr. Robinson's offices with the Company and principal occupation under "Officers of the Company".

      CLASS I

Nam-Hai Chua (1993)                            Dr. Chua is the Andrew W. Mellon Professor and Head of the Plant
                                               Molecular Biology Laboratory of Rockefeller University, New York,
                                               New York, and has been with the University for over 20 years. In addition, Dr. Chua served as the Chairman of the Management Board of Directors of the Institute of Molecular Agrobiology ("IMA") in
                                               Singapore until September 2000, Deputy Chairman from that time until September 2001, and as the Chairman of the Board of IMAGEN
                                               Holdings Pte. Ltd, an affiliate of IMA until August 2001. Dr.
                                               Chua was also a member of the Board of Directors of DNAP
                                               Holdings (formerly DNA Plant Technology Corporation), until he resigned in 1998 and BioInnovations of America (an
                                               entity owned by the Government of Singapore, which invests in
                                               United States biotechnology companies) until he resigned in
                                               2000. Dr. Chua also acted as a scientific consultant to Monsanto
                                               Company for matters relating to plant biology through 1995. Dr.
                                               Chua has acted as a consultant to D&PL since 1991 but received no consulting fees in 2003. Dr. Chua is 59 years of age.

W. Thomas Jagodinski (2002)                    See the description of Mr. Jagodinski's offices with the Company and principal occupation under "Officers of the Company".  Mr.
                                               Jagodinski was named a Class I director of the Company effective
                                               September 1, 2002, and was elected as a Class I Director at the
                                               2003 Annual Meeting.

Stanley P. Roth (1988)                         See the description of Mr. Roth's offices with the
                                               Company and principal occupation under "Officers of the Company".


The Board of Directors has considered the independence of each of its non-employee directors, and has determined that each of Messrs. Chua, Jacoby, Murphy, Roth, and Scheidt is "independent", as defined under current New York Stock Exchange rules and under rules proposed to the Securities and Exchange Commission by the New York Stock Exchange.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE INDIVIDUALS LISTED AS CLASS II DIRECTORS.

                                 PROPOSAL NO. 2
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Appointment of Auditors

KPMG LLP audited D&PL's annual financial statements for the fiscal year ended August 31, 2003. Representatives of KPMG will be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

As a result of recent legislation, the Audit Committee is solely responsible for appointing the public accounting firm to be the Company's independent outside auditors for the fiscal year ending August 31, 2004. Although the Company is not legally required to seek shareholder approval of its outside auditor, the Board of Directors believes that it is in the best interest of the Company and a matter of good corporate governance to do so.

At the time of publication of this Proxy Statement, the Audit Committee has commenced a process for the selection of the Company's outside auditors for 2004, but has not yet made a selection. Therefore, at this time shareholders are being asked to ratify the appointment of KPMG LLP as such auditors. However, such ratification is subject to the right of the Audit Committee to actually appoint a different auditing firm of comparable stature in the accounting profession, either before or after the annual meeting (and notwithstanding the affirmative vote of a majority of shares in favor of this proposal), as the Audit Committee may determine to do in the exercise of its business judgment.

KPMG billed Delta and Pine Land Company the following fees for services provided during fiscal year 2003:

          o Audit Fees: The aggregate fees for professional services rendered for the audit of D&PL's fiscal year 2003 annual financial statements and review of D&PL's Form 10-Q reports were $180,000.

          o Audit-Related Fees: The aggregate fees for professional services rendered during fiscal 2003 related to statutory foreign and stand-alone subsidiary audits and audits of employee benefit plans were $31,000.

          o Financial Information Systems Design and Implementation Fees: $0

          o All Other Fees: The aggregate fees for all other non-audit services were $2,000.

D&PL's Audit Committee has considered whether KPMG's provision of any non-audit services to D&PL would be compatible with maintaining KPMG's independence.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Meetings and Attendance of Directors

The Board of Directors had 7 meetings in fiscal 2003. All Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held while they were members, and (ii) the total number of meetings held by all Committees of the Board on which they served as members. The Company did not have a Nominating Committee in 2003.

Director's Compensation

Each Director receives an annual fee of $40,000 and an attendance fee of $1,000 for each meeting of the Board of Directors attended. Directors are reimbursed for actual expenses incurred in connection with attending Board or Committee meetings. In addition, each member of the Audit Committee receives $10,000 per year. Under the 1995 Long-Term Incentive Plan, as amended, each new director of the Company will be granted options for 62,222 shares. In addition, each director will be granted options for an additional 2,666 shares in each of the second through sixth year each director serves as such.

Committees of the Board

The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. Officers are elected by and serve at the discretion of the Board of Directors.

     Executive Committee

The members of the Executive Committee are Messrs. Jacoby, Murphy and Roth. This Committee did not meet during 2003. During the intervals between meetings of the Board of Directors, the Executive Committee has and may exercise all of the powers and authority of the Board of Directors, except as limited by law and except for the power to change the membership or to fill vacancies in the Board or said Committee. Action taken by the Executive Committee is reported to the Board of Directors at its first meeting following such action.

     Audit Committee

The members of the Audit Committee are Messrs. Roth, Murphy and Scheidt. Each of the committee members is independent as defined by the New York Stock Exchange Listing Standards. The Audit Committee met four times during fiscal 2003. The
Committee:

     reviewed with the independent auditors the scope of the audit, the auditors' fees and related matters;

     received the annual comments from the independent auditors on accounting procedures and systems of control;

     reviewed  with  the  independent   auditors  any  questions,   comments  or
     suggestions they may have had relating to D&PL's internal controls, accounting practices or procedures or those of D&PL's subsidiaries;

     reviewed with management and the independent auditors D&PL's quarterly financial statements as required and have reviewed year end financial statements along with any material changes in accounting principles or practices used in preparing the statements prior to the filing of a report on Form 10-K or 10-Q with the SEC and have recommended the inclusion of the audited financial statements in the report on Form 10-K. This review included the items required by SAS 61 as in effect at that time in the case of the quarterly statements.

     received from the independent auditors the report required by Independence Standards Board Standard No. 1 as in effect at that time and discussed it with the independent auditors;

     reviewed, as needed, the adequacy of the systems of internal controls and accounting practices of D&PL and its subsidiaries regarding accounting trends and developments;

     reviewed compliance with laws, regulations, and internal procedures, and contingent liabilities and risks that may be material to D&PL.

The D&PL Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee hereby reports that the Audit Committee and the Company have complied with the Audit Committee Charter with respect to the fiscal year ended August 31, 2003.

The Board of Directors has determined that in its judgment, Joseph M. Murphy qualifies as an audit committee financial expert in accordance with the applicable rules and regulations of the SEC. Mr. Murphy is "independent" as defined by the New York Stock Exchange listing standards currently in effect and those approved by the SEC on November 4, 2003.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee has met and held discussions with management and the Company's independent auditors and has reviewed and discussed the Company's audited consolidated financial statements with management and the Company's independent auditors.

The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

The Company's independent auditors have also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (which relates to the auditors' independence from the Company) and the Audit Committee has discussed with the Company's independent auditors that firm's independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2003, for filing with the Securities and Exchange Commission.

                                               Stanley P. Roth
                                               Joseph M. Murphy
                                               Rudi E. Scheidt

     Compensation Committee (Compensation Committee Interlocks and Insider Participation)

The members of the Compensation Committee are Messrs. Jacoby and Murphy. The Company is not aware of any conflicts of interest which might be required to be disclosed. The Compensation Committee met two times during fiscal 2003. The Compensation Committee reviews and approves annual compensation, including bonuses, for senior management of the Company and administers the Company's 1993 Stock Option Plan, as amended, and the 1995 Long-Term Incentive Plan, as amended, including the grant of options under each plan.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

The Compensation Committee is composed entirely of independent, outside directors. The Compensation Committee is responsible for reviewing and approving the compensation of the Chief Executive Officer and the other executive officers of the Company and reviewing and approving stock-based awards when recommended, including stock options, for each executive officer.

The Company's policy is to pay cash compensation (salary and bonus) in sufficient amounts so that the Company's officers receive compensation that is competitive with that paid by other companies of similar size within the seed industry, after considering cost-of-living factors such as location, as well as providing long-term incentives based on the performance of the Company. The long-term incentives are designed to attract and retain key executives by providing rewards for outstanding performance relative to peer companies. The Company has followed this policy since 1989.

Salary and Bonus

Salary ranges of executive officers are based on a written job responsibility measurement system created by an independent, outside salary consultant. This system is adjusted annually. This system applies to all employees of the Company, and not just to the executive officers. Each position within the Company has an established salary range based on skill level and experience required to perform the duties, along with the position's level of importance to overall Company operations. Individual salary ranges are established at levels that provide internal equity, as well as competitiveness with similar positions in other companies with similar businesses. Merit salary increases are determined annually based on job performance and current salary level within the salary range set for that position. Each executive officer's performance review includes achievement against an established set of management responsibilities, as well as specific individual objectives. Objectives relate to the business function of that respective officer and may include financial performance objectives (i.e., achievement of budget goals), as well as other objectives relating to the individual's particular role in the Company (i.e., market share goals, unit cost improvement, plant safety record, new product introductions, etc.). The objectives of each executive officer are set by the Chief Executive Officer. Each executive officer's performance is rated by the Chief Executive Officer. Non-merit increases are a function of inflation and, as a result, in recent years have been modest.

The method of salary measurement described above also applies to the Chief Executive Officer. Objectives for the Chief Executive Officer are set by the Board of Directors. The salary of the Chief Executive Officer is discussed by the Chief Executive Officer with the Compensation Committee. Based on such discussions and the salary ranges and objectives discussed above, the Compensation Committee determines the Chief Executive Officer's compensation.

A bonus pool is created annually based on a specified percentage of pre-tax, pre-bonus, and pre-pension earnings. Under the Company's incentive bonus program, the total of bonuses paid in any year is limited to the lower of two limitations: (1) the bonus pool reduced by pension costs and (2) the sum of all performance-based maximum individual awards. The Chief Executive Officer can reduce, but may not increase, the overall bonus pool from the amount calculated using the pre-established formula. The Compensation Committee, upon the recommendation of the Chief Executive Officer, may also adjust the size of the bonus pool. All positions eligible for bonus are placed in one of five categories that govern the maximum bonus available as a percentage of the mid-point of the position's salary range. These five categories include: (1) Chief Executive Officer and Senior Vice President, (2) other executive officers,
(3) senior managers, (4) middle managers and (5) all other bonus-eligible positions. This maximum is based on the potential impact on the Company's profit of the job's responsibilities.

Each executive officer's bonus is based on his performance and achievement against individual goals as described for merit salary increase review. Performance is expressed as a percentage which, when multiplied by the maximum bonus available for that job, results in an adjusted performance-based maximum individual award for that year. All bonus awards to eligible employees are calculated in this manner, and actual awards are effectively the pro rata share of the available bonus pool or the performance-based maximum, whichever is less. Thus, the bonus of each executive officer is dependent on the achievement of the Company's earnings and the level of performance of each officer against established performance criteria and personal objectives.

The bonus for the Chief Executive Officer is similarly set based on the individual's job performance. The Chief Executive Officer recommends his bonus to the Compensation Committee. The Compensation Committee reviews and approves the bonus amounts for the Chief Executive Officer, the other executive officers and senior management.

Stock Awards

Awards of stock options for each executive officer and other key employees must be approved by the Compensation Committee and are granted at the sole discretion of the Committee. Based on an assessment of competitive factors, the Compensation Committee determines a suitable award that provides an incentive for both performance and employee retention purposes.

Chief Executive Officer's Compensation

During the Company's fiscal year ended August 31, 2003, W. Thomas Jagodinski was employed by D&PL as President, Chief Executive Officer and Director. Mr.
Jagodinski's salary was based on his contribution to the Company. He was entitled to merit salary increases. These merit increases were determined in accordance with the procedures and guidelines described above. For fiscal 2003, Mr. Jagodinski's base salary was $320,000 with a bonus of $185,000. The Compensation Committee approved Mr. Jagodinski's bonus based on his achievement with respect to the earnings goal and related financial targets for the Company. Other factors in the Compensation Committee's decision were Mr. Jagodinski's leadership in developing corporate growth strategies, developing international business opportunities, his contribution made in developing the market for biotechnology-enhanced seed and the launch of new products.






                                                Compensation Committee

                                                Jon E. M. Jacoby
                                                Joseph M. Murphy

                PERFORMANCE OF DELTA AND PINE LAND COMPANY SHARES


The Company's Shares were first publicly traded on June 29, 1993. The following table shows a comparison of cumulative total return to stockholders for D&PL Common Stock, the NYSE/AMEX/NASDAQ Market Index and the S&P Supercap Agriculture Products Index. The table assumes $100 invested on August 31, 1998, and the reinvestment of dividends.


                                                                                 Cumulative Total Return
                                                         ------------------------------------------------------------------------
                                                                 8/98        8/99        8/00        8/01       8/02        8/03



DELTA AND PINE LAND COMPANY                                    100.00       66.19       57.45       47.79      43.51       60.25
S & P SUPERCAP AGRICULTURAL PRODUCTS                           100.00       91.89       68.64      102.24      93.51      109.81
NYSE/AMEX/NASDAQ STOCK MARKET (U.S.)                           100.00      139.02      168.81      125.14     104.80      120.67



Copyright(C)2002 Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

                             EXECUTIVE COMPENSATION

Following are compensation related tables and information as required by the Securities and Exchange Commission reflecting executive compensation for the fiscal year ended August 31, 2003.

Annual Compensation

The following table sets forth certain information regarding compensation paid to, or accrued for, the Company's Chief Executive Officer and the Company's four other most highly-compensated executive officers (the "Named Officers") during the year ended August 31, 2003:

                           Summary Compensation Table

                                                                                                    Long- Term
                                                    Annual Compensation                            Compensation
                                                    -------------------                            -------------
                                                                                                    Securities
Name and                                                                Other Annual               Underlying       All Other
Principal Position            Year          Salary($)   Bonus($)     Compensation($)(4)             Options(1)     Compensation($)
------------------            ----          ---------   --------     ------------------             ----------     ---------------

W. Thomas Jagodinski          2003         320,000      185,000            1,000                      64,888         44,000 (2)
      President and           2002         245,000      145,000            1,400                     125,000             --
      CEO (3)                 2001         205,000      215,000            2,100                          --             --


Charles R. Dismuke, Jr.       2003         240,000      100,000            1,600                          --             --
      Senior Vice President   2002         220,000       75,000            2,000                          --             --
                              2001         204,000      135,000            2,000                          --             --

Ricky D. Greene
      Vice President -        2003         190,000       75,000              800                          --             --
      Finance, Treasurer      2002         148,800       50,000            1,200                     100,000             --
      & Asst. Secretary       2001         125,000       70,000            1,700                      25,000             --

James H. Willeke              2003         195,600       30,000            6,900                          --             --
      Vice President - Sales  2002         195,600       30,000            4,800                          --         37,500 (5)
      and Marketing           2001         180,600       80,000            6,400                          --             --

Tom Kerby                     2003         185,000       45,000            2,800                          --             --
      Vice President -        2002         178,500       35,000            3,200                          --             --
      Technical Services      2001         173,500       70,000            3,400                          --             --



(1)  All stock options reflected on a post-split basis.
(2)  Director's and attendance fees for serving as a director of the Company.
(3) Mr. Jagodinski became the President and Chief Executive Officer effective September 1, 2002. He was Chief Financial Officer and Senior Vice President from September 2001 until May 2002 and Executive Vice President from June 2002 until August 2002.
(4) These amounts include items such as personal use of a company automobile, group term life insurance, and/or taxable fringe benefits.
(5)  Relocation expenses.

Employment Contracts and Change-In-Control Arrangements

Mr. Jagodinski is employed pursuant to an employment agreement effective September 1, 1997, which provided for an annual base salary of $150,000 subject to upward adjustment plus bonus, the amount of which is determined in accordance with the bonus program described herein, plus insurance and other fringe benefits. The agreement is automatically extended each day so that at any given date, the time remaining under the contract will be for an additional two year period. The contract may be terminated, except as a result of a change in control or in anticipation of a change in control, upon three months written notice. The employment agreement includes provisions pursuant to which Mr. Jagodinski will receive, in the event of the termination of his employment due to a change in control or in anticipation of a change in control, an amount that in effect is equal to two times his highest salary and bonus paid during any of the previous five calendar years plus a continuation for 24 months of his insurance and fringe benefits. Mr. Jagodinski's agreement provides him the right to surrender his stock options to the Company and receive cash in lieu of stock, plus provides for certain tax protection payments of amounts paid to him under this plan. In addition, Mr. Jagodinski was granted an option for 53,333 shares of common stock at $28.04 per share. Pursuant to the terms of this agreement, Mr. Jagodinski shall not compete with the Company for one year upon his termination in the event of a change in control.

Option Grants in Last Fiscal Year

The only options exercisable into securities of the Company are those outstanding under the 1993 Stock Option Plan (the "1993 Plan") and the 1995 Long-Term Incentive Plan (the "1995 Plan"). The 1993 Plan has not been available for further grants since 1996. The Company granted options for 258,554 Shares under the 1995 Plan in 2003. All options granted under both plans vest 20% per annum commencing on the first day of the second and each succeeding year following each grant and expire ten years from the date of grant.

The following table sets forth certain information concerning stock options granted during fiscal 2003:

                                            Option Grants in Fiscal 2003

                                                                                            Potential Realized Value at
                                          Percentage of                                    Assumed Annual Rates of Stock
                            Number of     Total Options                                    Price Appreciation of Option
                           Securities       Granted                                                 Term (1)
                           Underlying   to Employees In      Exercise   Expiration     --------------------------------------
Name                         Options       Fiscal Year         Price       Date           0%          5%              10%
                           ------------ -----------------    -------    ----------       ---         ---             ----
W. Thomas Jagodinski(2)      62,222          24.07%           $18.28      9/03/12         --      $715,316       $1,812,752
                              2,666           1.03%           $19.56      1/22/13                   83,109           32,795



(1) The dollar amount under these columns are the result of calculations at 5% and 10% rates arbitrarily set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. Any actual gain on exercise of options is dependent on the future performance of the Company's stock.
(2)      Automatic grants resulting from election as a director.

Options Exercised in Last Fiscal Year

The following table sets forth certain information concerning stock option exercises during 2003 and unexercised options held as of August 31, 2003 for each of the Named Officers:


Aggregated  Option  Exercises  in Last  Fiscal Year and Fiscal  Year-End  Option
Values

                                                         Number of Securities
                                                        Underlying Unexercised            Value of Unexercised
                            Shares         Gain             Options at the              In-The-Money Options at
                           Acquired      Realized          Fiscal Year End             The Fiscal Year End (1) (2)
                              on            on       ---------------------------     ---------------------------------
                           Exercise      Exercise    Exercisable    Unexercisable    Exercisable         Unexercisable
                           --------      --------    -----------    -------------    -----------         -------------

W. Thomas Jagodinski            --            --        218,844         219,688       $1,421,613          $1,337,636
Charles R. Dismuke              --            --        156,000          40,000        1,744,094             232,880
Ricky D. Greene             18,555       121,519         40,000         112,000          233,450             685,780
James H. Willeke                --            --         67,000           8,000          568,810              42,240
Thomas A. Kerby                 --            --        137,710           8,400        1,723,710              61,696

(1) Based on $24.90 per Share, the August 29, 2003, closing value as quoted by the New York Stock Exchange. (2) Computation excludes "out-of-the-money" options for the following number of shares: 53,333 shares for Mr. Jagodinski.

Compensation Pursuant to Plans

     Pension Plan

The Company maintains a noncontributory defined benefit plan (the "Pension Plan") that covers substantially all full-time employees, including the Named Officers. All employees of the Company and its domestic subsidiaries, who have both attained age 21 and completed one year of eligibility service, are eligible to participate in the Pension Plan. The Pension Plan provides a normal retirement benefit (if employment terminates on or after age 65) equal to the sum of: (i) 22.75% of average compensation (the average of the participant's five highest consecutive calendar years of earnings, including overtime but excluding bonuses) reduced by 1/25th for each year of credited service less than 25 at normal retirement; and (ii) 22.75% of average compensation exceeding the greater of one-half of average social security covered compensation and $10,000, reduced by 1/35th for each year of credited service less than 35 at normal retirement.


The following table shows the estimated benefits payable in the form of a single-life annuity upon retirement in specified average compensation and years of credited service classifications:

                                                 Pension Plan Table

                                             Years of Credited Service

Compensation         15               20               25                30               35
------------         --               --               --                --               --

$  25,000          3,927             5,236            6,545             6,717            6,888
$  50,000          9,777            13,036           16,295            17,279           18,263
$  75,000         15,627            20,836           26,045            27,842           29,638
$ 100,000         21,477            28,636           35,795            38,404           41,013
$ 150,000         33,177            44,236           55,295            59,529           63,763
$ 200,000         44,877            59,836           74,795            80,654           86,513
$ 250,000         44,877            59,836           74,795            80,654           86,513
$ 300,000         44,877            59,836           74,795            80,654           86,513
$ 400,000         44,877            59,836           74,795            80,654           86,513


The above estimated annual benefits were calculated by the actuary for the Pension Plan. Benefit amounts shown are the annual pension benefits payable in the form of a single-life annuity for an individual attaining the age of 65 in 2003. In addition, such amounts reflect the 2003 maximum compensation limitation under the Internal Revenue Code of 1986, as amended, and are not subject to any deduction for social security or other amounts.

The estimated years of credited service and eligible average compensation for each of the Named Officers as of January 1, 2003, the most recent Pension Plan valuation date, are as follows:


                                        Years of Credited      Average Plan
        Name                                 Service           Compensation
---------------------------------- ------------------------- ------------------

W. Thomas Jagodinski                           11                  182,167

Charles R. Dismuke, Jr.                        26                  185,400

Ricky D. Greene                                 6                  117,583

James H. Willeke                                7                  176,267

Thomas A. Kerby                                 9                  161,733




Defined Contribution Plan

Effective April 1, 1994, the Company established a defined contribution plan under the rules of Internal Revenue Code Section 401(k) (the "401(k) Plan"). The 401(k) Plan covers substantially all full-time employees. Eligible employees of the Company and its domestic subsidiaries, who have both attained age 21 and completed one year of service, may participate in the 401(k) Plan. Effective January 1, 2002, a participant may elect to contribute up to 80% of his or her eligible earnings to the 401(k) Plan, subject to certain limitations under the Internal Revenue Code. The 401(k) Plan allows the Company to match a maximum of six percent of eligible employee contributions. As of August 31, 2003, the Company has elected not to match such contributions.

Incentive Plans

The Company maintains two incentive plans that compensate key employees and directors through the grant of options to buy shares of Common Stock. In 1993, the Company adopted the 1993 Plan, but no more options were granted under the plan effective with the adoption of the 1995 Plan. In 1995, the Company's Board of Directors adopted the 1995 Plan which the shareholders ratified at the 1996 Annual Meeting. In 2000, the 1995 Plan was amended and restated eliminating the ability of the Board of Directors to award stock appreciation rights, restricted Shares of Common Stock and performance unit credits. Pursuant to the amended and restated 1995 Plan, the Board of Directors may award stock options to officers, key employees and directors. Under the amended and restated 1995 Plan, 5,120,000 Shares are authorized for grant, which is an increase from the original 2,560,000 Shares. As of August 31, 2003, options for 5,229,695 Shares have been granted under the 1995 Plan, of which 1,231,381 have been forfeited, leaving available for grant 1,121,686 shares.

Under both plans, all stock options granted vest at a rate of 20% per annum commencing on the first day of the second and each succeeding year following each grant and expire ten years from the date of grant. Shares subject to options and awards under the 1995 Plan which expire unexercised are available for new option grants and awards. The number of shares available for grant under the 1993 Plan and upon forfeitures of options outstanding thereunder has been reduced to zero, and no further option grants are being made under this plan.

                              CERTAIN TRANSACTIONS

Registration Rights

The holder of the convertible Series M Non-Voting Preferred Stock has certain registration rights associated with the Common Stock into which the Preferred Stock became convertible. The Preferred Stock became convertible into Common Stock beginning upon the seventh anniversary of the date on which it was issued (February 2, 1996). The holder has not converted the Preferred Stock as of the proxy record date.

Cotton Biotechnology Research Contracts

DeltaMax Cotton LLC, a limited liability company jointly owned with Verdia, Inc., a wholly owned subsidiary of Maxygen, Inc., ("NASDAQ: MAXY") and the Company entered into two consecutive six-month research agreements with Temasek Life Sciences Laboratory ("Temasek"), an organization organized under the laws of Singapore, for collaboration on research in October 2002. Dr. Nam-Hai Chua, a director of the Company, was the Chief Scientific Advisor of Temasek Capital from April 2001 to March 2003 and was appointed to be Corporate Advisor to Temasek Holdings from April 2003 through March 2004; each of these companies and Temasek share a parent company. The value of the contract exceeds $60,000, however, the contract is not a material contract, as defined by the Securities and Exchange Commission. The contract also is not a material contract for Temasek, and according to Dr. Chua he derives no particular or direct benefit from the contract.

Consulting Agreement

In November 2001, the Company entered into a consulting agreement with Stephens Inc., an investment bank, for the evaluation of certain technology transactions. Jon E. M. Jacoby, Chairman of the Board of the Company, is a director of Stephens Group, Inc. and its subsidiary, Stephens Inc. Stephens Group, Inc. is a shareholder of D&PL. The value of the contract exceeds $60,000, however, the contract is not a material contract, as defined by the Securities and Exchange Commission. The contract is also not a material contract for Stephens Inc., or material to Mr. Jacoby in relation to his compensation from Stephens Group, Inc. Mr. Jacoby recused himself from any discussion and vote regarding this agreement and derives no particular or direct benefit from this agreement. The Company may utilize the services of Stephens affiliates for this and other investment banking functions in the future.

Future Transactions with Affiliates and Advances

The Company requires that any transactions between the Company and persons or entities affiliated with officers, directors, employees or stockholders of the Company be on terms no less favorable to the Company than could be obtained in an arm's-length transaction with an unaffiliated party. Such transactions will also be subjected to approval by a majority of the independent directors of the Company. The Board of Directors has adopted resolutions prohibiting advances without its approval, except for ordinary business and travel advances in accordance with the Company's policy.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on review of the copies of reporting forms furnished to the Company, or written representations that no forms were required, the Company believes that during fiscal 2003, all required events of its officers, directors and 10% stockholders to the Securities and Exchange Commission of their ownership and changes in ownership of Shares (as required pursuant to Section 16(a) of the Securities Exchange Act of 1934) have been filed.

                                  OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

                    SOLICITATION OF PROXIES AND COST THEREOF

The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of mails, certain directors, officers or employees of the Company and its subsidiaries, who receive no compensation for their services other than their regular salaries, may solicit proxies. The Company will reimburse brokerage firms, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

                              STOCKHOLDER PROPOSALS

Stockholder proposals intended to be included in the proxy statement and presented at the 2005 Annual Meeting should be received by the Company no later than September 2, 2004. With regard to stockholder proposals not included in the Company's proxy statement but which a stockholder wishes to be brought before the 2004 Annual Meeting, the Company's bylaws establish an advance notice procedure which requires that the Company receive notice of such a proposal by not less than 60 days nor more than 90 days prior to the date of the Annual Meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. In addition to the above requirements as to timeliness, the proposals must meet certain eligibility requirements of the Securities and Exchange Commission.


                     ANNUAL REPORT AND FINANCIAL STATEMENTS

Stockholders may obtain a copy of the Company's annual report on Form 10-K, as filed with the Securities and Exchange Commission, without charge (except for exhibits), by contacting: Ricky D. Greene, Vice President - Finance and Treasurer, Delta and Pine Land Company, One Cotton Row, Scott, Mississippi 38772, via email at ricky.d.greene@deltaandpine.com, or by accessing our website at www.deltaandpine.com under Investor Relations.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            Jerome C. Hafter
                                            Secretary